Exhibit 23

CONSENT OF ERNST & YOUNG LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-106492 on Form S-8, pertaining to the Investment Savings Plan for Employees of Fort Wayne Newspapers, Inc., of our report dated April 22, 2004, with respect to the financial statements and schedule of the Investment Savings Plan for Employees of Fort Wayne Newspapers, Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
Ernst & Young LLP

San Jose, California

June 21, 2004